UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2021

AMC ENTERTAINMENT HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33892	26-0303916
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		Number)

One AMC Way

11500 Ash Street, Leawood, KS 66211

(Address of principal executive offices, including zip code)

(913) 213-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock	AMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01	Entry into a Material Definitive Agreement

On June 3, 2021, AMC Entertainment Holdings, Inc. (the “Company”) entered into an equity distribution agreement (the “Equity Distribution Agreement”) with B. Riley Securities, Inc. and Citigroup Global Markets Inc. as sales agents (each, a “Sales Agent” and collectively, the “Sales Agents”), to sell up to 11,550,000 shares of Class A common stock, par value $0.01 per share, of the Company (the “Common Stock”), from time to time, through an “at-the-market” offering program (the “Offering”).

Subject to the terms and conditions of the Equity Distribution Agreement, the Sales Agents will use reasonable efforts consistent with their normal trading and sales practices, applicable law and regulations, and the rules of the New York Stock Exchange to sell the Common Stock from time to time based upon the Company’s instructions for the sales, including any price, time or size limits specified by the Company.

Each Sales Agent will receive a commission up to 2.5% of the gross sales price of the Common Stock sold through it as the Company’s Sales Agents under the Equity Distribution Agreement, and the Company has agreed to reimburse the Sales Agents for certain specified expenses. The Company has also agreed to provide the Sales Agents with customary indemnification and contribution rights. The Company is not obligated to sell any Common Stock under the Equity Distribution Agreement and may at any time suspend solicitation and offers under the Equity Distribution Agreement. The Equity Distribution Agreement may be terminated by the Company at any time by giving written notice to the Sales Agents for any reason or by each Sales Agent at any time, with respect to such Sales Agent only, by giving written notice to the Company for any reason.

The Company intends to use the net proceeds, if any, from the sale of the Common Stock pursuant to the Equity Distribution Agreement for general corporate purposes, which may include the repayment, refinancing, redemption or repurchase of existing indebtedness, acquisition of theatre assets, working capital or capital expenditures and other investments.

The Common Stock will be offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-255546) filed on April 27, 2021 with the Securities and Exchange Commission (the “SEC”). The Company filed a prospectus supplement, dated June 3, 2021 (the “Prospectus Supplement”), to the prospectus, dated April 27, 2021, with the SEC in connection with the offer and sale of the Common Stock.

The foregoing description of the Equity Distribution Agreement is qualified in its entirety by reference to the Equity Distribution Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

The Prospectus Supplement includes updates to the following risk factor:

The market prices and trading volume of our shares of Class A common stock have recently experienced, and may continue to experience, extreme volatility, which could cause purchasers of our Class A common stock to incur substantial losses.

The market prices and trading volume of our shares of Class A common stock have recently experienced, and may continue to experience, extreme volatility, which could cause purchasers of our Class A common stock to incur substantial losses. For example, during 2021 to date, the market price of our Class A common stock has fluctuated from an intra-day low of $1.91 per share on January 5, 2021 to an intra-day high on the NYSE of $72.62 on June 2, 2021 and the last reported sale price of our Class A common stock on the NYSE on June 2, 2021, was $62.55 per share. During 2021 to date, daily trading volume ranged from approximately 23,598,228 to 1,253,253,550 shares. Within the last seven business days, the market price of our Class A common stock has fluctuated from an intra-day low of $12.18 on May 24, 2021 to an intra-day high of $72.62 on June 2, 2021, and we have made no disclosure regarding a change to our underlying business during that period, other than with respect to an additional financing.

We believe that the recent volatility and our current market prices reflect market and trading dynamics unrelated to our underlying business, or macro or industry fundamentals, and we do not know how long these dynamics will last. Under the circumstances, we caution you against investing in our Class A common stock, unless you are prepared to incur the risk of losing all or a substantial portion of your investment.

Extreme fluctuations in the market price of our Class A common stock have been accompanied by reports of strong and atypical retail investor interest, including on social media and online forums. The market volatility and trading patterns we have experienced create several risks for investors, including the following:

•	the market price of our Class A common stock has experienced and may continue to experience rapid and substantial increases or decreases unrelated to our operating performance or prospects, or macro or industry fundamentals, and substantial increases may be significantly inconsistent with the risks and uncertainties that we continue to face;

•	factors in the public trading market for our Class A common stock include the sentiment of retail investors (including as may be expressed on financial trading and other social media sites and online forums), the direct access by retail investors to broadly available trading platforms, the amount and status of short interest in our securities, access to margin debt, trading in options and other derivatives on our Class A common stock and any related hedging and other trading factors;

•	our market capitalization, as implied by various trading prices, currently reflects valuations that diverge significantly from those seen prior to recent volatility and that are significantly higher than our market capitalization immediately prior to the COVID-19 pandemic, and to the extent these valuations reflect trading dynamics unrelated to our financial performance or prospects, purchasers of our Class A common stock could incur substantial losses if there are declines in market prices driven by a return to earlier valuations;

•	to the extent volatility in our Class A common stock is caused, as has widely been reported, by a “short squeeze” in which coordinated trading activity causes a spike in the market price of our Class A common stock as traders with a short position make market purchases to avoid or to mitigate potential losses, investors purchase at inflated prices unrelated to our financial performance or prospects, and may thereafter suffer substantial losses as prices decline once the level of short-covering purchases has abated; and

•	if the market price of our Class A common stock declines, you may be unable to resell your shares at or above the price at which you acquired them. We cannot assure you that the equity issuance of our Class A common stock will not fluctuate or decline significantly in the future, in which case you could incur substantial losses.

We may continue to incur rapid and substantial increases or decreases in our stock price in the foreseeable future that may not coincide in timing with the disclosure of news or developments by or affecting us. Accordingly, the market price of our shares of Class A common stock may fluctuate dramatically, and may decline rapidly, regardless of any developments in our business.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
1.1	Equity Distribution Agreement, dated as of June 3, 2021, by and between AMC Entertainment Holdings, Inc. and B. Riley Securities, Inc. and Citigroup Global Markets Inc.

5.1	Opinion of Weil, Gotshal & Manges LLP.

23.1	Consent of Weil, Gotshal & Manges LLP (Included in Exhibit 5.1).

104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMC ENTERTAINMENT HOLDINGS, INC.

Date: June 3, 2021	By:	/s/ Sean D. Goodman
Sean D. Goodman
Executive Vice President and Chief Financial Officer